Leader Funds Trust N-CSR/A

Exhibit (a)(4)

January 31, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Leader Funds Trust’s statements included under Item 13(a)(4) of its Form N-CSR filed (as amended) on January 31, 2023 and we agree with such statements concerning our firm made in paragraph two, three and four. We have no basis to agree or disagree with the statements in paragraph one of Exhibit 13(a)(4).

Sincerely,

BBD, LLP

Philadelphia, Pennsylvania

January 31, 2023